EXHIBIT 24.2

                     CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of National Health & Safety Corporation (NHLT) of our report dated April 6, 2001 on the financial statements of NHLT as of December 31, 2000 and the period from inception, January 1, 1999 to December 31, 2000, included in the Corporation's Annual Statement on Form 10-KSB, filed pursuant to the Securities Exchange Act of 1934, as amended.




SPROUSE & WINN, L.L.P.

Austin, Texas
May 31, 2001